Exhibit 99.1




    Choice One Announces Positive Cash Flow for Third Quarter 2003

    ROCHESTER, N.Y.--(BUSINESS WIRE)--Oct. 21, 2003--Choice One Communications (OTCBB:CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet solutions, to businesses in 29 Northeast and Midwest markets, today announced that the company had positive cash flow for third quarter 2003.
    "While we previously announced that we had positive monthly cash flow for the first time in June, this marks the first time in Choice One's history that we have had positive cash flow for a full quarter," commented Steve Dubnik, Chairman and Chief Executive Officer.
    Choice One generated approximately $1.5 million of cash for third quarter 2003, after capital expenditures, cash interest and working capital. The company used $6.1 million of cash during second quarter 2003 and used $21.0 million of cash during third quarter 2002. The company's third quarter 2003 cash flow represents approximately $7.6 million improvement from second quarter 2003 and $22.5 million improvement from a year ago. Cash flow performance in the third quarter is not necessarily indicative of future cash flow results. Choice One expects to report its third quarter results in November.
    The company also today announced that it has appointed Deloitte & Touche LLP as independent accountants for the year ending December 31, 2003.

    About Choice One Communications

    Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB:CWON) is a leading integrated communications services provider offering voice and data services including Internet solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $290 million of revenue in 2002, has more than 100,000 clients and employs approximately 1,400 colleagues.
    Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.
    The company has intra-city fiber networks in the following markets: Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.
    For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 888-832-5800.

    Forward-Looking Statements

    Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future opportunities, all of which could cause actual results and experiences to vary significantly from the company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2002, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 31, 2003.

    CONTACT: Choice One Communications, Rochester
             Lisa Schnorr, 585-530-2965
             Mobile: 585-455-4421
             lschnorr@choiceonecom.com